SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On May 31, 2006, Pogo Producing Company, a Delaware corporation (the “Company”) completed the sale of one-half of its federal and state Gulf of Mexico oil and gas leasehold interest and related pipelines and equipment for a purchase price of $500 million, or approximately $475 million after customary purchase price adjustments, to MitEnergy Upstream LLC, an affiliate of Mitsui & Co., Ltd., Mitsui & Co. (U.S.A.), Inc. and Mitsui Oil Exploration Co., Ltd.  The sale of the 50% interest in the Company’s Gulf of Mexico assets is equivalent to approximately 8,000 barrels per day of oil production and 24 MMcf per day of natural gas production, in each case as of March 31, 2006.

As of December 31, 2005, based on reserve reports prepared by Ryder Scott Company, L.P. and Miller and Lents, Ltd., independent petroleum engineers, the estimated reserves associated with the Gulf of Mexico properties sold to MitEnergy consisted of:

•      143,365 million cubic feet equivalent (MMcfe) of total proven reserves consisting of 15,846 thousand barrels (Mbbls) of oil, condensate and natural gas liquids and 48,287 million cubic feet (MMcf) of natural gas, and

•      estimated proven developed reserves consisting of 10,929 Mbbls of oil, condensate and natural gas liquids and 29,159 MMcf of natural gas.

A copy of the press release announcing the completion of this sale is furnished herewith as Exhibit 99.4.

Item 8.01       Other Events.

Notes Offering

On May 31, 2006, the Company issued a press release regarding its intention to offer, subject to market and other conditions, $400 million of senior subordinated notes in a private offering.  A copy of this press release is filed herewith as Exhibit 99.2 and incorporated herein by this reference.

Additional Information

The Company is including in this report certain information disclosed in the offering circular pertaining to the senior subordinated notes offering described above, as follows:

•                  In the last 15 years, the Company has drilled more than 1,000 wells in West Texas and New Mexico with a success rate of approximately 97%.

•                  As of December 31, 2005, based on a reserve report of Ryder Scott (a summary version of which is filed as Exhibit 99.3 to this report), the estimated reserves associated with the properties of Latigo Petroleum, Inc., which the Company acquired on May 2, 2006, were as follows:

•      258 Bcfe of total proven reserves, consisting of 25,969 Mbbls of oil, condensate and natural gas liquids and 102,196 MMcf of natural gas; and

•      proven developed reserves consisting of 10,916 Mbbls of oil, condensate and natural gas liquids and 69,382 MMcf of natural gas.

The Company estimates that, due to interim drilling activity, the total proven reserves associated with the acquired Latigo properties were approximately 275,000 MMcfe as of April 1, 2006.

Item 9.01       Financial Statements and Exhibits

(b)           Pro forma financial information.

The pro forma financial information with respect to the disposition of 50% of the Company’s Gulf of Mexico interests is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

(c)           Exhibits.

The exhibits listed below are filed herewith, except for Exhibit 99.4 which is furnished herewith.

23.1	Consent of Ryder Scott Company, L.P.
23.2	Consent of Miller and Lents, Ltd.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Pogo Producing Company and Subsidiaries as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005.
99.2	Press release dated May 31, 2006.
99.3	Summary Report of Ryder Scott, L.P. for the year ended December 31, 2005.
99.4	Press release dated May 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: May 31, 2006	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer